UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2017

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237
DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 S. Rainbow Blvd., Suite 500, Las Vegas, Nevada 89118

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Underwriting Agreement

On September 11, 2017, MGM Growth Properties LLC (the “Company”) completed an offering of 13,225,000 Class A shares representing limited liability company interests (the “Class A shares”) in a registered public offering (the “Offering”), including 1,725,000 Class A shares sold pursuant to the exercise in full by the underwriters of their over-allotment option, for net proceeds of approximately $386.6 million after deducting underwriting discounts and commissions and estimated offering expenses. The Offering was made pursuant to an effective registration statement on Form S-3 (File No. 333-218090) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 18, 2017, a base prospectus dated May 18, 2017, a preliminary prospectus supplement dated September 5, 2017 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, and a prospectus supplement dated September 6, 2017 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act.

The Company intends to use the net proceeds of the Offering to pay for a portion of the $1,187.5 million purchase price for the long-term leasehold interest and real property improvements related to the MGM National Harbor casino resort (the “MGM National Harbor Transaction”), including to refinance indebtedness expected to be assumed by a subsidiary of the Company in connection with the transaction. The MGM National Harbor Transaction is expected to close in the fourth quarter of 2017, subject to regulatory approvals and other customary closing conditions.

In connection with the issuance and sale of the Class A shares, the Company entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, MGM Growth Properties Operating Partnership LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company, its directors, executive officers and certain other existing holders of operating partnership units agreed not to sell or transfer any Class A shares held by them for 60 days after September 6, 2017 without first obtaining the written consent of the Underwriters, subject to certain exceptions as described in the Prospectus Supplement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto. The Underwriting Agreement is also incorporated by reference into the Company’s Registration Statement.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Underwriting Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Underwriting Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Underwriting Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Opinion

The legal opinion of Milbank, Tweed, Hadley & McCloy LLP regarding the validity of the Class A shares sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 6, 2017, among MGM Growth Properties LLC, MGM Growth Properties Operating Partnership LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: September 11, 2017

	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Secretary

MGM Growth Properties Operating Partnership LP

Date: September 11, 2017

	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 6, 2017, among MGM Growth Properties LLC, MGM Growth Properties Operating Partnership LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 5.1)

5